UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 23, 2009

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2009, the Board of Directors of Antargaz, a wholly owned French subsidiary of UGI Corporation (the "Registrant"), approved the eligibility of François Varagne, the President and Chief Executive Officer of Antargaz, for participation in two supplemental retirement plans. Antargaz’ defined contribution plan (the "Defined Contribution Plan") was established pursuant to Article 83 of the French Tax Code while Antargaz’ defined benefit plan (the "Defined Benefit Plan") was established pursuant to Article 39 of the French Tax Code. Mr. Varagne's benefits under the Defined Contribution Plan and the Defined Benefit Plan were effective as of September 1, 2009.

Defined Contribution Plan

The Defined Contribution Plan provides supplemental retirement income to certain management-level individuals of Antargaz, including Mr. Varagne, who have at least one year of service with Antargaz. Under the Defined Contribution Plan, Antargaz is obligated to contribute to Mr. Varagne's account 5% of his total remuneration that is subject to social security contributions; provided that Antargaz' 5% contribution will only apply to Mr. Varagne's remuneration that is less than or equal to six times the Social Security ceiling in France. The ceiling in 2009 was €34,308. Investment of contributions to the Defined Contribution Plan is managed by an insurance company. Upon Mr. Varagne’s retirement, payment will be made by the insurance company to Mr. Varagne in the form of a life annuity based on the contributions to Mr. Varagne’s account. Mr. Varagne is entitled to receive benefits under the Defined Contribution Plan upon retirement regardless of whether he is retained by Antargaz at the time of his retirement.

Defined Benefit Plan

The Defined Benefit Plan provides supplemental retirement income to certain management-level individuals of Antargaz, including Mr. Varagne, who have at least five years of service with Antargaz. Mr. Varagne has satisfied the five-year service requirement. For purposes of accumulating benefits under the Defined Benefit Plan, benefits begin accruing September 1, 2009 and Antargaz is obligated to purchase an annuity annually on behalf of Mr. Varagne. The amount of the annuity is based on Mr. Varagne’s length of service with Antargaz (up to a maximum of ten years) and Mr. Varagne’s average annual remuneration for the prior three-year period in excess of 6 times the Social Security annual ceiling in France. The annuity paid may not exceed 15% of Mr. Varagne’s final average remuneration for the thirty-six month period immediately preceding retirement. The annuity amount is also reduced by any other supplemental retirement income, other than statutory retirement schemes, payable to Mr. Varagne. Mr. Varagne is entitled to receive benefits under the Defined Benefit Plan upon retirement only if he is retained by Antargaz at the time of his retirement and immediately thereafter begins receiving benefits from the compulsory Social Security retirement system in France.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

September 29, 2009	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary